UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

Consulting Services Agreement with Mr. Robert A. Dishaw

Effective November 21, 2005, Mr. Robert A Dishaw resigned as President and Chief Operating Officer of Guardian Technologies International, Inc. (the “Company”) and the Company and Mr. Dishaw have mutually agreed to terminate his employment agreement, dated December 10, 2004, with the Company.  However, Mr. Dishaw will remain a director of the Company and will continue to provide certain consulting services to the Company pursuant to the terms of a consulting services agreement, dated November 21, 2005.

The consulting services agreement provides that Mr. Dishaw will perform services with regard to the distribution of the Company’s products through EGC International, Inc., and that he shall be the primary intermediary with EGC. The agreement is for a term of three (3) years unless earlier terminated.  The agreement provides for a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw will also be entitled to be paid a sales override commission of 3% of gross revenues from sales of Company products to EGC or its resellers and 3% of gross revenues from sales of Company products to certain approved clients.  Mr. Dishaw shall continue to participate in benefit policies and plans of the Company, and shall be entitled to receive reimbursement of reasonable expenses.  The agreement may be terminated by Mr. Dishaw upon thirty (30) days prior written notice. The agreement may also be terminated by reason of his death, disability, for cause, or by reason of a “change in control” of the Company.  In the event of termination by reason of death or cause, consultant shall not be entitled to any further compensation.  In the event of termination by reason of disability, employee is entitled to receive a lump sum of $50,000 within 30 days of termination, subject to the Company right to have the agreement reinstated in the event consultant is able to resume his duties under the agreement.  Upon the occurrence of a change in control, consultant shall be entitled to receive a discounted lump sum equal to the remaining compensation due under the agreement.  The term “change in control” means:

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Acquisition by any person or group of securities of the Company representing 50% or more of the Company’s common stock and/or combined voting power of its outstanding securities;

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Substantially all of the assets of the Company or assets that constitute a substantial or material business segment are sold, exchanged, transferred or otherwise disposed of;

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The Company’s shareholders approve a merger, consolidation, share exchange, division or other reorganization or transaction of the Company with another person, other than a transaction that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent at least two-thirds of the combined voting power immediately after such transaction of (i) the
Company’s outstanding securities, (ii) the surviving entity’s securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, in each case that have the right under ordinary circumstances to elect a majority of such entity’s board of directors or other governing body;

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During any period of twenty four months, individuals who at the beginning of such period constituted the board of directors of the Company cease for any reason to constitute at least a majority of the board of directors of the Company.

The consulting services agreement provides for mutual releases of all claims, including claims arising out of Mr. Dishaw’s employment by the Company and for mutual indemnification.   The agreement also provides that if certain disputes are not resolved within 30 days by the parties, such disputes may be referred to binding arbitration.  Also, Mr. Dishaw has entered into a proprietary information, invention assignment and non-competition agreement, pursuant to which the he has agreed not to disclose confidential information regarding the Company, agrees that inventions conceived during his employment/engagement become the property of the Company, agrees not to compete with the business of the Company for a period of one year following termination or expiration of his engagement, and agrees not to  solicit employees or customers of the Company following termination of his engagement.

A copy of the Company’s Consulting Services Agreement with Mr. Dishaw is attached hereto as Exhibit 10.21 and is incorporated herein by reference thereto.

Employment Agreement with Mr. William J. Donovan

Information under Item 5.02 below regarding a new employment agreement, dated November 21, 2005, between the Company and Mr. William J. Donovan, who has been appointed as President and Chief Operating Officer to replace Mr. Dishaw, is incorporated herein by reference thereto.

Item 1.02

Termination of a Material Definitive Agreement

Information under the heading “Consulting Services Agreement with Mr. Robert A. Dishaw” under Item 1.01 as it relates to the termination of Mr. Dishaw’s employment agreement with the Company, dated December 10, 2004, is incorporated herein by reference thereto.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 21, 2005, Mr. Robert A. Dishaw resigned as President and Chief Operating Officer of the Company.  Mr. Dishaw has been President and Chief Operating Officer of the Company since July 2003.  He will remain a director of the Company. Mr. Dishaw’s employment agreement terminated effective as of the date of his resignation and he will continue to provide certain consulting services to the Company pursuant to the terms of a three year consulting services agreement. Information regarding the terms of such consulting services agreement is set forth under the heading “Consulting Services Agreement with Mr. Robert A. Dishaw” in Item 1.01 above, which information is incorporated herein by reference thereto.

Effective November 21, 2005, Mr. William J. Donovan was appointed as President and Chief Operating Officer of the Company to replace Mr. Dishaw. He will also continue as Chief Financial Officer until a replacement is appointed by the Company.  Mr. Donovan has been Chief Financial Officer of Guardian since August 18, 2003.  From January 2003 until August 2003, Mr. Donovan was an independent consultant to an affiliate of American Express Small Business Services. From September 1999 through December 2002, Mr. Donovan was CFO of Streampipe.com, Inc., a privately held streaming communications media company.  From October 1996 to August 1999, Mr. Donovan was Chief Operating and Financial Officer for TDI, Inc., a privately held international wireless telecommunications services company.  From October 1986 to August 1999, Mr. Donovan was the Chief Operating and Financial Officer for TDI, Inc., a privately held international wireless telecommunications services company.  From October 1986 to October 1996, Mr. Donovan was Chief Financial Officer, Secretary, Treasurer and a Director at Riparius Corporation, a privately held holding company with operating subsidiaries in the areas of real estate development, property management, general contracting, government contracting, and telecommunications engineering.  From October 1980 to October 1986, Mr. Donovan was the Controller for McCormick Properties, Inc., a publicly held commercial real estate subsidiary of McCormick & Company.  From July 1973 to October 1980, Mr. Donovan was the Controller for AMF Head Sports Wear, Inc., a privately held international sporting goods manufacturer and a subsidiary of AMF, Inc., a publicly held company.  Mr. Donovan received a Bachelor of Arts in History in 1973, from the University of Maryland, an MBA from the Sellinger School of Business, Loyola College, Baltimore Maryland in 1982, and a Certificate in Accounting from the University of Maryland in 1978.  Mr. Donovan has been a Certified Public Accountant since 1982.  He is also a Certified Business Valuation & Transfer Agent, Business Brokers Network, 2002.  He has been on the Advisory Board for Nogika Corporation, a privately held software company since 2001.  There is no family relationship between Mr. Donovan and any director or executive officer of the Company.

Effective as of the date of his appointment, Mr. Donovan entered into a new employment agreement with the Company, which agreement supersedes his employment agreement with the Comapny, dated effective August 18, 2003.  The new employment agreement is for a term of three (3) years unless earlier terminated, and is automatically renewable for one (1) year terms.  The employment agreement provides for annual salary of $265,000.  The agreement provides for annual performance bonuses based on goals established by the Company and agreed to by Mr. Donovan, a monthly automobile allowance of $500, participation in the Company’s stock option and other award plans (which options or awards shall immediately vest upon a “change in control”), and participation in any Company benefit policies or plans adopted by the Company on the same basis as other employees at Mr. Donovan’s level.  The employment agreement may be terminated by Mr. Donovan on 30 days prior written notice.  The employment agreement may be terminated by reason of death, disability or for cause.  In the event the agreement is terminated for death or disability of the employee, the Company’s obligation to pay compensation to the employee shall terminate immediately; provided that if the Company does not maintain disability insurance for the employee, employee shall be entitled to be paid his base salary for one year following his disability.  In the event the employee is terminated other than by reason of his death, disability, for cause, or change in control, the employee is entitled to payment of his base salary for one year following termination.  Further if Mr. Donovan terminates his employment be reason of the following material reasons (each a “material reason”): written demand by the Company to change the principal workplace of the employee to a location outside of a 50-mile radius from the current principal address of the Company; a material reduction in the number or seniority of personnel reporting to employee or a material reduction in the frequency  or in nature of matters with respect to which such personnel are to report to employee, other than as part of a Company wide reduction in staff; an adverse change in employee’s title; a material decrease in employee’s responsibilities; or a material demotion of employee, Mr. Donovan is entitled to be paid the greater of the base salary remaining under the employment agreement or twelve months base salary.  Also, in the event of a “change in control” of the Company and, within 12 months of such change of control, employee’s employment is terminated or one of the events in the immediately preceding sentence occurs, Mr. Donovan is entitled to be paid his base salary for 18 months following such termination or event.  A “change in control” would include the occurrence of one of the following events:

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the approval of the shareholders for a complete liquidation or dissolution of the Company;

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the acquisition of 20% or more of the outstanding common stock of the Company or of voting power by any person, except for purchases directly from the Company, any acquisition by the Company, any acquisition by a Company employee benefit plan, or a permitted business combination;

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if two-thirds of the incumbent board members as of the date of the agreement cease to be board members, unless the nomination of any such additional board member was approved by three-quarters of the incumbent board members;

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upon the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, except if (i) all of the beneficial owners of the Company’s outstanding common stock or voting securities who were beneficial owners before such transaction own more than 50% of the outstanding common stock or voting power entitled to vote in the election of directors resulting from such transaction in substantially the same proportions, (ii) no person owns more than 20% of the outstanding common stock of the Company or the combined voting power of voting securities except to the extent it existed before such transaction, and (iii) at least a majority of the members of the board before such transaction were members of the board at the time the employment agreement was executed or the action providing for the transaction.

Also, Mr. Donovan has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which the he has agreed not to disclose confidential information regarding the Company, agrees that inventions conceived during his employment become the property of the Company, agrees not to compete with the business of the Company for a period of one year following termination or expiration of his employment, and agrees not to  solicit employees or customers of the Company following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.  A copy of Mr. Donovan’s employment agreement is attached hereto as Exhibit 10.21 and is incorporated herein by reference thereto.

Item 8.01.

Other Events

On November 18, 2005, the Company issued a press release regarding the resignation of Mr. Robert A. Dishaw as President and Chief Operating Officer and the appointment of Mr. William J. Donovan to replace Mr. Dishaw. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

10.21

Employment Agreement, dated November 21, 2005, by and between Guardian Technologies International, Inc. and Mr. William J. Donovan, filed herewith.

10.22

Consulting Services Agreement, dated November 21, 2005, by and between Guardian Technologies International, Inc., and Mr. Robert A. Dishaw, filed herewith.

99.1

Press Release dated November 18, 2005, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: November 21, 2005	By: /s/ Michael W. Trudnak Chief Executive Officer